Exhibit 99.1

For Additional Information:

Navarre Investor Relations

763-535-8333

ir@navarre.com

NAVARRE CORPORATION REPORTS FINANCIAL RESULTS FOR

FOURTH QUARTER OF FISCAL YEAR 2011

Conference call on Wednesday, June 8, 2011 at 11:00 a.m. ET

MINNEAPOLIS, June 7, 2011 — Navarre Corporation (Nasdaq: NAVR), a leading distributor, provider of complete logistics solutions, and publisher of computer software, today reported its fourth quarter and fiscal year 2011 financial results.

Fourth Quarter Fiscal Year 2011

•

The Company had no debt at March 31, 2011, as compared to debt of $6.6 million on March 31, 2010, despite the use of $8.1 million in cash in connection with the May 2010 acquisition of Punch! Software. This elimination of debt was achieved prior to the receipt of proceeds in April 2011 from the sale of FUNimation Entertainment.

•	Net sales from continuing operations were $124.3 million, as compared to net sales from continuing operations of $133.0 million for the same period of the prior year, a reduction of 6.6%.

•

Operating loss from continuing operations was $433,000 during the fourth quarter, including the impact of a $1.7 million accrual related to a legal dispute; as compared to operating income from continuing operations of $4.5 million in fourth quarter of the same period of the prior year.

•

During the fiscal year 2011 fourth quarter discontinued operations, consisting of the operations of FUNimation Entertainment, experienced a net loss before tax of $849,000, which included $2.1 million in non-cash impairment charges. During the fourth quarter the Company also recognized a loss from the sale of FUNimation Entertainment in the amount of $8.1 million before tax.

•

Net income for the fourth quarter of fiscal year 2011 was $4.0 million, or $0.10 per diluted share, versus net income of $9.2 million, or $0.25 per diluted share in the same period of the prior year. The fiscal year 2011 fourth quarter includes the impact of a $9.7 million, or $0.26 per diluted share, income tax benefit arising out of the reversal of a valuation allowance recorded against deferred tax assets. The prior year’s fourth quarter also included an income tax benefit related to the partial reversal of a valuation allowance recorded against deferred tax assets of $6.4 million, or $0.17 per diluted share.

•

EBITDA before share-based compensation expense from continuing operations for the fourth quarter was $1.2 million, as compared to EBITDA before share-based compensation expense from continuing operations of $5.5 million in the prior year’s fourth quarter. The fourth quarter of 2011 included the impact of a $1.7 million accrual related to a legal dispute. (See “Use of Non-GAAP Financial Information” below.)

Fiscal Year 2011

•	Net sales from continuing operations for the 2011 fiscal year were $490.9 million, as compared to net sales of $495.8 million for the same period of the prior year, a decrease of 1%.

•

Operating income from continuing operations for the 2011 fiscal year was $6.0 million, as compared to operating income from continuing operations of $11.5 million for the same period of the prior year, a decrease of 48%.

•

Net income for the 2011 fiscal year was $11.2 million, or $0.30 per diluted share, as compared to net income of $22.9 million, or $0.62 per diluted share, in the prior fiscal year. Fiscal year 2011 net income includes the impact of a $9.7 million, or $0.26 per diluted share, income tax benefit arising out of the reversal of a valuation allowance recorded against deferred tax assets. The prior fiscal year also included an income tax benefit related to the partial reversal of a valuation allowance recorded against deferred tax assets of $11.7 million, or $0.32 per diluted share.

•

EBITDA before share-based compensation expense from continuing operations for the 2011 fiscal year was $10.7 million, as compared to EBITDA before share-based compensation expense from continuing operations of $17.4 million in the prior fiscal year. (See “Use of Non-GAAP Financial Information” below.)

Reid Porter, Interim Chief Executive Officer, commented, “We are pleased to have completed the sale of FUNimation during the fourth quarter. As we have previously stated, this Japanese anime business was not a strategic fit with the rest of our businesses. This sale allows us to focus on expanding our presence in new, growing revenue streams. Our entire organization has been energized by the acceleration in growth from our strategic initiatives, which include:

•

The addition of new consumer electronics and accessory product lines that drove a 118% increase in this category for fiscal 2011 to $31.1 million – we anticipate seeing a similar rate of increase during fiscal 2012;

•	The continued growth of our e-commerce fulfillment, which accounted for $49.1 million in sales during fiscal 2011, an increase of 63%; and

•	Geographic expansion into Canada that resulted in $41.6 million of sales into Canada, an increase of 63% in fiscal 2011.

“The expansion of our business into consumer electronics and accessories has enabled us to open relationships with new customers, diversify our base of vendors, and to expand our service offerings to this wider customer and vendor base. As Navarre finds new revenue opportunities beyond digitally downloadable products, our service offerings are expanding to allow these new vendors to focus on the design, manufacturing and marketing of their products while taking costs out of their business.

“Our Board of Directors is supporting the execution of our strategy by focusing its efforts on identifying and recruiting a permanent CEO with the skills and experience necessary to execute these initiatives. The Company has engaged Heidrick & Struggles to assist it in this process,” continued Porter.

Distribution Segment

For the fourth quarter ended March 31, 2011, the distribution segment’s net sales, before inter-company eliminations, were $122.2 million, as compared to net sales of $130.2 million for the same period of the prior year, a decrease of 6%. Sales of consumer electronics and accessories nearly doubled as compared to the prior year. Offsetting this increase was reduced demand for software products during the quarter. (See “Use of Non-GAAP Financial Information” below.)

Operating loss in the distribution segment for the fourth quarter was $1.3 million, as compared to operating income of $3.1 million in the fourth quarter of the prior fiscal year. The operating results of the distribution segment were impacted by a $1.7 million accrual related to a legal dispute, as well as costs associated with business development investments. Those business development initiatives are expected to drive continued growth in e-commerce fulfillment and the establishment of new consumer electronics and accessories relationships.

Publishing Segment

The publishing segment includes the results of Encore Software. The results of FUNimation Entertainment, which was sold on March 31, 2011, are classified as discontinued operations for all periods.

For the fourth quarter ended March 31, 2011, the publishing segment had net sales, before inter-company eliminations, of $7.7 million, a decrease of 11%, as compared to net sales of $8.6 million in the fourth quarter of the prior fiscal year. The publishing segment experienced growth in sales made through its proprietary e-commerce platform and continued strength in the Punch! line of home design software, which was offset by soft demand for other products in traditional retail channels. (See “Use of Non-GAAP Financial Information” below.)

Operating income during the fourth quarter for the publishing segment was $891,000, as compared to operating income of $1.4 million in the fourth quarter of the prior year. Increased marketing expenses that were incurred to support the growth of Encore’s e-commerce platform impacted the fourth quarter’s operating results.

Discontinued Operations

Discontinued operations includes the results of FUNimation Entertainment, which was sold on March 31, 2011, for $24.0 million in cash, with approximately $22.5 million in net proceeds. Net loss from discontinued operations during the fourth quarter was $536,000, as compared to a net loss of $486,000 in the prior fiscal year.

Outlook

The Company’s guidance for its fiscal year 2012 is as follows:

•	Net sales are anticipated to be between $490.0 million and $520.0 million; and

•	EBITDA before share-based compensation expense is expected to be between $11.0 million and $14.0 million.

Conference Call

The Company will host a conference call at 11:00 a.m. ET (10:00 a.m. Central Time), Wednesday, June 8, 2011, to discuss its fiscal year 2011 fourth quarter and fiscal year 2011 financial results. The conference call can be accessed by dialing (800) 215-2410, and utilizing conference participant passcode “63324605”, ten minutes prior to the scheduled start time. In addition, a live broadcast of this call will be available by going to the “Investors” section of the Company’s website located at www.navarre.com. Those wishing to access this live broadcast of the call should go to the Company’s website fifteen minutes prior to the start time to register and download any necessary software. A replay of the conference call will be available at the Company’s website following its completion.

Use of Non-GAAP Financial Information

In evaluating our financial performance and operating trends, management considers information concerning our net sales before inter-company eliminations, and earnings before interest, taxes, depreciation, amortization, and share-based compensation expense from continuing operations, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these preliminary non-GAAP financial measures to the comparable preliminary GAAP results, which is attached to this release and can also be found on the Company’s website at www.navarre.com.

About Navarre Corporation

Navarre® is a distributor and provider of complete logistics solutions to traditional and internet-based retailers. Our solutions support both direct-to-consumer and business-to-business sales channels. We also publish computer software through our Encore® subsidiary. Navarre was founded in 1983 and is headquartered in Minneapolis, Minnesota.

Safe Harbor

The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are

intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the Company’s customers and vendors; the Company’s revenues being derived from a small group of customers; a pending investigation by the U.S. Securities and Exchange Commission (the “SEC”) or litigation arising out of this investigation, or other matters, may subject the Company to significant costs; the seasonal nature of the Company’s business; the potential for the Company to incur significant additional costs and to experience operational and logistical difficulties in connection with its systems; the Company’s dependence on significant vendors; the uncertain results of developing new software products; uncertain financial results in the publishing segment; the Company’s ability to meet significant working capital requirements related to distributing products; and the Company’s ability to compete effectively in the highly competitive distribution and publishing industries. In addition to these, a detailed statement of risks and uncertainties is contained in the Company’s reports to the SEC, including, in particular, the Company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investors and shareholders are urged to read this press release carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in Washington D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

NAVARRE CORPORATION

Consolidated Statements of Operations

(In thousands, except per share amounts)

	(Unaudited) Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2010	2011	2010
Net sales	$124,304	$133,017	$490,897	$495,770
Cost of sales (exclusive of depreciation and amortization)	108,686	113,904	425,729	427,726

Gross profit	15,618	19,113	65,168	68,044
Operating expenses:
Selling and marketing	5,028	4,817	21,099	18,144
Distribution and warehousing	2,614	2,744	10,694	9,799
General and administrative	7,426	6,156	23,573	24,526
Depreciation and amortization	983	860	3,848	4,037

Total operating expenses	16,051	14,577	59,214	56,506

Loss (income) from operations	(433)	4,536	5,954	11,538
Other income (expense):
Interest (expense) income, net	(397)	(396)	(1,754)	(2,240)
Other income (expense), net	386	(97)	(153)	788

Loss (income) from continuing operations before income tax	(444)	4,043	4,047	10,086
Income tax benefit	10,210	5,635	8,446	8,602

Net income from continuing operations	9,766	9,678	12,493	18,688
Discontinued operations, net of tax:
Loss on sale of discontinued operations	(5,198)	—	(5,198)	—
(Loss) income from discontinued operations	(536)	(486)	3,888	4,184

Net income	$4,032	$9,192	$11,183	$22,872

Basic earnings (loss) per common share:
Continuing operations	$0.26	$0.27	$0.34	$0.51
Discontinued operations	(0.15)	(0.01)	(0.03)	0.12

Net income	$0.11	$0.26	$0.31	$0.63

Diluted earnings (loss) per common share:
Continuing operations	$0.26	$0.27	$0.34	$0.51
Discontinued operations	(0.16)	(0.02)	(0.04)	$0.11

Net income	$0.10	$0.25	$0.30	$0.62

Weighted average shares outstanding:
Basic	36,572	36,367	36,446	36,285
Diluted	36,998	36,741	36,952	36,643

NAVARRE CORPORATION

Consolidated Condensed Balance Sheets

(In thousands)

	March 31, 2011	March 31, 2010

Assets
Current assets:
Accounts receivables, net	$57,833	$60,855
Receivable from the sale of discontinued operations	24,000	—
Inventories	24,913	21,164
Deferred tax assets – current, net	6,436	7,603
Other	3,957	3,473
Current assets of discontinued operations	—	7,096

Total current assets	117,139	100,191
Property and equipment, net	9,299	11,790
Intangible assets, net	8,084	32
Deferred tax assets – non-current, net	24,320	13,808
Other assets	15,024	16,023
Non-current assets of discontinued operations	—	29,434

Total assets	$173,866	$171,278

Liabilities and shareholders’ equity
Current liabilities:
Revolving line of credit	$—	$6,634
Accounts payable	80,379	78,943
Deferred compensation	—	1,333
Other	18,084	14,993
Current liabilities of discontinued operations	—	6,785

Total current liabilities	98,463	108,688
Long-term liabilities:
Other	2,217	1,829

Total liabilities	100,680	110,517
Shareholders’ equity	73,186	60,761

Total liabilities and shareholders’ equity	$173,866	$171,278

NAVARRE CORPORATION

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Twelve Months Ended March 31,
	2011	2010
Net cash provided by operating activities	$8,694	$13,026
Net cash used in investing activities	(9,884)	(1,532)
Net cash used in financing activities	(3,989)	(14,821)

Net cash used in continuing operations	(5,179)	(3,327)

Discontinued operations:
Net cash provided by operating activities	5,623	3,907
Net cash used in investing activities	(435)	(570)
Net cash used in financing activities	(9)	(10)

Net cash provided by discontinued operations	5,179	3,327

Net increase (decrease) in cash	—	—
Cash at beginning of period	—	—

Cash at end of period	$—	$—

NAVARRE CORPORATION

Supplemental Information

(In thousands)

(Unaudited)

Reconciliation of Net Sales Before Inter-Company Eliminations to GAAP Net Sales and Business Segment Information

	Three Months Ended March 31,				Twelve Months Ended March 31,
	2011	%	2010	%	2011	%	2010	%

Net sales:
Distribution	$122,233	94.1%	$130,174	93.8%	$481,349	93.8%	$487,692	93.8%
Publishing	7,710	5.9%	8,646	6.2%	31,731	6.2%	32,058	6.2%

Net sales before inter-company eliminations	129,943		138,820		513,080		519,750
Inter-company eliminations	(5,639)		(5,803)		(22,183)		(23,980)

Net sales as reported	$124,304		$133,017		$490,897		$495,770

Loss (income) from continuing operations:
Distribution	$(1,324)		$3,125		$1,186		$6,353
Publishing	891		1,411		4,768		5,185

Consolidated loss (income) from continuing operations	$(433)		$4,536		$5,954		$11,538

NAVARRE CORPORATION

Supplemental Information

(In thousands)

(Unaudited)

Reconciliation of Net Income from Continuing Operations to EBITDA Before Share-Based Compensation Expense

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2011	2010	2011	2010
Net income from continuing operations, as reported	$9,766	$9,678	$12,493	$18,688
Interest expense (income), net	397	396	1,754	2,240
Income tax benefit	(10,210)	(5,635)	(8,446)	(8,602)
Depreciation and amortization	983	860	3,848	4,037
Share-based compensation	310	222	1,096	1,004

EBITDA before share-based compensation expense	$1,246	$5,521	$10,745	$17,367